Exhibit 10.8

AGREEMENT

This Agreement, made and entered into this 22nd day of September, 1998, by and between The Marathon Bank, a Corporation organized and existing under the laws of the State of Virginia, hereinafter referred to as “Corporation”, and Donald Unger, a Key Employee and Executive of the Corporation, hereinafter referred to as “Executive”.

The Executive has been in the employ of the Corporation for six (6) years, and has now and for years past faithfully served the Corporation.  It is the consensus of the Board of Directors that Executive’s services have been of exceptional merit, in excess of the compensation paid and an invaluable contribution to the profits and position of the Corporation in its field of activity.

It is the mutual desire of the Corporation and the Executive that Executive remain in the employ of the Corporation and, to assist Executive in establishing a program to provide supplemental retirement benefits, disability and pre-retirement death benefits, they mutually-establish a Salary Reduction Deferred Compensation Plan.  Accordingly, it is the desire of the Corporation and the Executive to enter into this Agreement under which the Corporation will agree to make certain payments to Executive upon his retirement or disability and, alternatively, to his beneficiaries in the event of his premature death while employed by Corporation.

It is the intent of the parties hereto that this Agreement be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Executive, as a member of a select group of management or highly-compensated employees of Corporation for purposes of the Employee Retirement Security Act of 1974 (ERISA).  Executive is fully-advised of the Corporation’s financial status and has had substantial input in the design and operation of this benefit plan.

Therefore, in consideration of Executive’s services performed in the past and those to be performed in the future and based upon the mutual promises and covenants herein contained, the Corporation and the Executive agree as follows:

I.

ARTICLE ONE - DEFINITIONS

A.

Effective Date:

The effective date of this Agreement shall be September 22, 1998.

B.

Normal Retirement Date:

The Normal Retirement Date shall mean retirement from service with the Corporation which becomes effective on the first day of the calendar month following the month in which the Executive reaches his 65th birthday.

C.

Early Retirement Date:

Early Retirement Date shall mean a retirement from service which is effective prior to the Normal Retirement Date, stated above, provided the Executive has attained age 62 and shall have completed 13 years of service.

D.

Termination of Service:

Termination of Service shall mean severance of Executive’s employment with Corporation for any cause which occurs prior to Executive’s Early Retirement other than by death or disability.

II.

ARTICLE TWO - EMPLOYMENT

A.

Employment:

Corporation Agrees to employ Executive in such capacity as the Corporation may from time to time determine with such duties, responsibilities and compensation as determined by the Board of Directors.

Executive agrees to remain in the Corporation’s employment, to devote his full time and attention exclusively to the business of the Corporation and to use his best efforts to provide faithful and satisfactory service to Corporation.

Employment services shall include temporary disability not to exceed six (6) months, “leaves of absence” specifically-granted Executive by the Board of Directors and periods of “military reserve duty”.

B.

No Employment Agreement Created:

No provisions of this Agreement shall be deemed to restrict or limit any existing employment Agreement by and between the Corporation and the Executive nor shall any conditions herein create specific employment rights to the Executive nor limit the right of the Employer to discharge the Executive with or without cause.  In a similar fashion, no provision shall limit the Executive’s rights to voluntarily sever his employment at any time.

III.

ARTICLE THREE - SALARY REDUCTION

The Executive and the Corporation agree that Executive’s compensation, (which would otherwise be receivable subsequent to the effective date of a Salary Reduction Authorization Form executed by Executive), may be irrevocably reduced and that portion deferred as provided in this Agreement.

A.

Executive shall have the privilege, exercisable within 30 days prior to a new calendar year, to reduce irrevocably his/her compensation not yet earned for the following calendar year by executing a Salary Reduction Authorization form, as provided by Corporation.

B.

Executive’s failure to amend his original compensation reduction, in writing, within 30 days of the next ensuing calendar year (and those that follow) shall constitute a waiver by Executive to elect a different compensation reduction sum and a reaffirmation and ratification to continue the compensation reduction levels as chosen in the last prior period.

C.

Executive may, nevertheless, provide written notice to the Corporation within 30 days prior to any calendar year to increase, decrease or discontinue compensation reduction for any ensuing calendar year.

IV.

ARTICLE FOUR - BENEFITS

The following benefits provided by the Corporation to the Executive shall be available under this Agreement:

A.

Retirement Benefits:

If Executive shall remain in the employment of the Corporation until the “Normal Retirement Date” defined at Article One, B, then, in such event, he shall be entitled to receive monthly from the Corporation the sum of $1,000.00 commencing on the first day of the month following such “Normal Retirement Date” and continuing for a continuous period until funds are depleted.

B.

Early Retirement:

Executive shall have the additional elective right to receive “Early Retirement” as that term was earlier-defined provided he shall have attained the age of 62 and has completed 13 years of service.

Upon Executive’s election to receive such benefits, he shall be entitled to receive monthly (beginning on the first day of the month following written notice to the Corporation) level retirement benefits determined by:

Multiplying the Normal Retirement Benefit determined in Paragraph A., above, by a fraction:

The numerator of which is the actual number of months the Executive has been employed by the Corporation from the effective date of this Agreement until his early retirement and,

The denominator of which is the total number of months the Executive would have worked from the effective date of this Agreement until his Normal Retirement Date, as earlier-defined.

Such Early Retirement as determined above shall be payable for a continuous period of not less than 60 months provided, however, should the Executive die prior to the expiration of 60 months, the unpaid balance shall continue for the remainder of such period to the beneficiary selected by the Executive and filed with the Corporation.  In the absence of or a failure to designate a beneficiary(s), the unpaid balance shall be commuted at 100% of remaining and paid in a lump sum to the personal representative of the Executive’s estate.

C.

Termination of Service or Voluntary Resignation:

Should Executive terminate services other than by retirement, disability or death, he shall receive from the Corporation the amount credited to his account in a lump sum.

D.

Death Benefit Prior to Retirement:

Should the Executive die prior to the Normal Retirement Date (exclusive of Early Retirement, Termination or Total and Permanent Disability, as defined elsewhere herein), Corporation agrees to pay to the Executive’s designated beneficiary on the first day of the month following the Executive’s death the sum of $1,000.00 for a continuous period until funds are depleted.

E.

Total and Permanent Disability:

In the event the Executive shall become totally and permanently disabled (either physically or mentally), all as defined in a certain individual disability policy issued by the Fortes Benefits Insurance Company, hereinafter referred to as “LIC”, (and such disability occurs prior to his normal or early retirement or prior termination) then, in such event, Executive, his Attorney in Fact or whomever is appointed his personal guardian shall, upon written request, be entitled to receive the sum of $1,000.00 each month payable on the first day of the month following the period during which the Executive’s continuous disability shall have met the “waiting period” as defined in such policy.  Such payments shall be made for a continuous period until funds are depleted.

V.

ARTICLE FIVE - RESTRICTIONS UPON FUNDING

Corporation shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement.  The Executive, his beneficiaries or any successors in interest to him shall be and remain simply a general creditor of the Corporation in the same manner as any other creditor having a general claim for matured and unpaid compensation.

The Corporation reserves the absolute right at its sole discretion to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the extent, nature and method of such funding.  Should Corporation elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Corporation reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part.  At no time shall Executive be deemed to have any lien nor right, title or interest in or to any specific funding investment or to any assets of the Corporation.

If the Corporation elects to invest in a life insurance, disability, or annuity policy upon the life of Executive, then Executive shall assist the corporation by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuity.

VI.

ARTICLE SIX - MISCELLANEOUS

A.

Alienability and Assignment Prohibition:

Neither Executive, his widow nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber, in advance, any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his beneficiary nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.  In the event Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Corporations liabilities shall forthwith cease and terminate.

B.

Binding Obligation of Corporation and any Successor In Interest:

Corporation expressly agrees that it shall not merge or consolidate into or with another Corporation or sell substantially all of its assets to another Corporation, firm or person until such Corporation, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Corporation under this Agreement.  This Agreement shall be binding upon the parties hereto, their successors, beneficiaries, heirs and personal representatives.

C.

Revocation:

It is agreed by and between the parties hereto that, during the lifetime of the Executive, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written assent of the Executive and Corporation.

D.

Gender:

Whenever in this Agreement words are used in the masculine or `neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender whenever they should so apply.

E.

Effect on Other Corporation Benefit Plans:

Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of Corporation’s existing or future compensation structure.

F.

Headings:

Headings and Subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

G.

Applicable Law:

The validity and interpretation of this Agreement shall be governed by the laws of the State of Virginia.

VII.

ARTICLE SEVEN - ERISA PROVISIONS

A.

Named Fiduciary and Plan Administrator:

The “Named Fiduciary and Plan Administrator” of this plan shall be Employee Benefits Administration, Inc.  (EBA) until its resignation or removal by the Board of Directors.

As Named Fiduciary and Administrator, EBA, shall be responsible for the management, control and administration of the Salary Continuation Agreement as established herein.  It may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

B.

Claims Procedure and Arbitration:

In the event that a dispute arises over benefits under this Plan Agreement and benefits are not paid to the Executive (or to his beneficiary in the case of the Executives death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Administrator named above within sixty (60) days from the date payments are refused.  The Plan Fiduciary and Administrator and the Corporation shall review the written claim, if the claim is denied in whole or in part, they shall provide, in writing and within ninety (90) days of receipt of such claim, their specific reasons for such denial and reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim.  Such written notice shall further indicate the steps to be taken by claimants if a furthe r review of the claim denial is desired.  A Claim shall be deemed denied if the Plan Fiduciary and Administrator fails to take any action within the aforesaid ninety-day period.

If claimants desire a second review, they shall notify the Plan Fiduciary and Administrator in writing within sixty (60) days of the first claim denial.  Claimants may review the Plan Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate.  In its sole discretion, the Plan Fiduciary and Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim.  This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan Agreement Upon which the decision is based.

If claimants continue to dispute the benefit denial based upon completed performance of the Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration.  Said Board shall consist of one member selected by the claimant, one member selected by the Corporation and the third member selected by the first two members.  The Board shall operate under any generally recognized set of arbitration rules.  The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

IN WITNESS WHEREFORE, the parties hereto acknowledge that each has carefully read this Agreement and executed this original thereof on the 22nd day of September, 1998, and that, upon execution, each has received a confirming copy.

/s/

/s/

WITNESS

EXECUTIVE

THE MARATON BANK

/s/

/s/

CHAIRMAN

WITNESS

CORPORATION

BY:

TITLE

SALARY REDUCTION AUTHORIZATION FORM

DONALD UNGER, having read and understood the terms of a certain Salary Reduction Deferred Compensation Agreement dated September 22, 1998, agrees to participate in such plan for the ensuing calendar year of 1998, and does elect to irrevocably defer up to $15,000.00 each pay period during such calendar year and does further authorize the payroll accounting department to reduce his compensation for such sums and periods, all as provided in said Agreement.

Executive acknowledges that he has the privilege of increasing, deceasing or terminating such election provided he offers written notice to the Corporation within 30 days prior to the commencement of the next calendar year.

Executive likewise acknowledges that his failure to amend this Joinder and to elect a different compensation reduction amount shall constitute a waiver of such privilege and an affirmation and ratification of the last chosen compensation reduction sum.

September 22, 1998

/s/

DATE

EXECUTIVE PARTICIPANT

Acknowledged and received by the Corporation on the date above recorded, by:

                 THE MARATHON BANK

CORPORATION

BY:

/s/

NAME AND TITLE

BENEFICIARY DESIGNATION FORM

Executive, Donald Unger, under the terms of a certain Salary Reduction Deferred Compensation Agreement by and between him and the Marathon Bank Corporation, dated September 22, 1998, hereby designates the following beneficiary to receive any guaranteed payments or death benefits under such Agreement following his death:

PRIMARY BENEFICIARY: Gail S.  Unger

SECONDARY BENEFICIARY: The Estate of Donald L.  Unger

Such beneficiary designation is revocable.

DATE: September 22, 1998

/s/

/s/

WITNESS

EXECUTIVE

/s/

WITNESS

WHEREAS, THE MARATHON BANK, by and through its Board of Directors has reviewed the merits of establishing a Salary Reduction Deferred Compensation Plan for certain of its upper management Employees and by unanimous agreement has determined that such a plan would avoid substantial financial loss to the Corporation should such Executives leave the employment of the Corporation and would further relieve the Executives of any anxieties concerning financial security for themselves and their families at their retirement, disability or early death;

RESOLVED THEREFORE, that in consideration of services rendered in the past and those to be performed in the future, the Corporation hereby adopts an Executive Salary Reduction Deferred Compensation Plan for the following Employees:

   DONALD UNGER

PRESIDENT

NAME

POSITION

NAME

POSITION

The Details of such Plan are to be set forth in a separate Agreement between the Corporation and each selected Executive.

IN WITNESS WHEREOF, the Corporation Secretary’s name has been affixed hereto this17th day of November 1998.

/s/

SECRETARY